Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-106038 of Elizabeth Arden, Inc. on Form S-3 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Elizabeth Arden, Inc. for the year ended January 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Miami, Florida
September 24, 2003